Exhibit 5.1 – Opinion Letter

McLaughlin & Stern, llp

260 Madison Avenue
New York, New York 10016
Steven W. Schuster	(212) 448–1100	Millbrook Office
Partner	Fax (212) 448–0066	Franklin Avenue
Direct Phone: (212) 448–6216		P.O. Box 1369
Direct Fax: (800) 203-1556		Millbrook, New York 12545
E–Mail: sschuster@mclaughlinstern.com		(845) 677–5700
Fax (845) 677–0097

January 25, 2011

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Asia Cork Inc. (the “Company”)

Gentlemen:

Reference is made to the registration statement (the “Registration Statement”) on Form S-1, registration number 333-164893, filed with the Securities and Exchange Commission by the Company.

We hereby advise you that we have examined originals or copies certified to our satisfaction of (i) the Amended and Restated Certificate of Incorporation, the Certificate of Designation and the By-Laws of the Company, (ii) minutes of the meetings of the Board of Directors and Shareholders of the Company and (iii) all relevant agreements, documents and instruments executed by the Company in connection with the offering of the securities described in the Registration Statement.  The opinions expressed below are limited to (i) the corporate laws of the State of Delaware and,(ii) with respect to the warrants described below, the corporate laws of the State of New York.

Based on the foregoing, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

2.
The 1,250,000 units (the “Units”) issuable in connection with the offering contemplated  by the Registration Statement (the “Offering”) will be duly and validly authorized and issued and nonassessable upon their issuance.

3.	The 1,250,000 shares of common stock included in the Units will be duly and validly authorized and issued and nonassessable upon their issuance.

4.
The 1,250,000 warrants (the “Warrants”) included in the Units will be duly and validly authorized and issued upon their issuance and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The 1,250,000 shares of common stock issuable upon exercise of the Warrants will be duly and validly authorized and issued and nonassessable upon their issuance.

6.
The 125,000 warrants issuable to the underwriter (the “Underwriter’s Warrants”) to purchase Units in connection with the Offering will be duly and validly authorized and issued upon their issuance and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	The 125,000 Units issuable to the underwriter upon exercise of the Underwriter’s Warrants (the “Underwriter Units”) will be duly and validly authorized and issued upon their issuance.

8.	The 125,000 shares of common stock included in the Underwriter’s Units will be duly and validly authorized and issued and nonassessable upon their issuance.

9.
The 125,000 warrants included in the Underwriter’s Units will be duly and validly authorized and issued upon their issuance and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

10.	The 125,000_ shares of common stock issuable to the underwriter upon exercise of the warrants included in the Underwriter Units will be duly and validly authorized and issued upon their issuance.

11.	The 3,261,667 shares of common stock issuable upon conversion of the promissory notes by the selling stockholders will be duly and validly authorized and issued and nonassessable upon their issuance.

12.	The 1,666,667 shares of common stock issuable upon exercise of the warrants by the selling stockholders will be duly and validly authorized and issued and nonassessable upon their issuance.

13.	The 250,000 shares of common stock issuable to a selling stockholder are duly and validly authorized and issued and nonassessable upon their issuance.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

MCLAUGHLIN & STERN, LLP

By:	/s/ Steven W. Schuster
Steven W. Schuster, Partner